Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948

Ben Starkie, Public Relations Manager – Europe +41-(0) 21-863-5195

Logitech Withdraws Fiscal Year 2009 Targets, Plans Restructuring

FREMONT, Calif., Jan. 5, 2009 and ROMANEL-SUR-MORGES, Switzerland, Jan. 6, 2009 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that it has withdrawn its Fiscal Year 2009 growth targets for sales and operating income due to the deepening global recession. The Company did not provide revised targets and plans to update investors on business conditions and performance during its briefing on third-quarter results on Jan. 20, 2009.

“During the December quarter, the retail environment deteriorated significantly,” said Gerald P. Quindlen, Logitech president and chief executive officer. “We experienced varying degrees of weakness across all geographies and channels as our customers reduced inventory levels in the face of weaker consumer demand. Moreover, we expect the economic environment to worsen in the coming months and we are therefore taking significant actions to align our cost structure with what is likely to be an extended downturn.”

In addition to ongoing actions aimed at reducing operating expenses, the Company plans to reduce its salaried workforce globally by approximately 15 percent. The associated restructuring charge will be announced with the Company’s Q3 FY 2009 results and booked in the fourth quarter of FY 2009. The Company expects that the savings from the restructuring will begin to show in the first quarter of FY 2010.

“Although the external environment is more challenging than anything we’ve experienced before, we believe Logitech is very well positioned to manage through this downturn,” continued Quindlen. “We have a strong cash position, no debt, and we continue to maintain market share across multiple segments and geographies. We remain confident in our strategy for driving long-term double-digit growth and we believe the well-considered actions we’re taking now will result in an even stronger Logitech when the economic recovery begins.”

Logitech Withdraws FY 2009 Targets – Page 2

Earnings Teleconference

Logitech will hold an earnings teleconference on Tuesday, Jan. 20, 2009 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call, along with presentation slides, will be available on the Logitech corporate Web site at http://ir.logitech.com.

About Logitech

Logitech is a world leader in personal peripherals, driving innovation in PC navigation, Internet communications, digital music, home-entertainment control, gaming and wireless devices. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements, including the statements regarding the size and timing of the salaried workforce reduction, Logitech’s ability to manage through the economic downturn, the impact of the restructuring on future performance, the prospect of long-term double-digit growth, and the expected timing of the announcement and booking of the restructuring charge. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: Logitech’s ability to implement the workforce reductions in various geographies; unexpected delays affecting our ability to announce and book the restructuring charge; our inability to predict the depth and length of the current deterioration of general economic conditions; the restructuring failing to enhance Logitech’s long-term performance; as well as those additional factors set forth in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and our Quarterly Reports on Form 10-Q, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGI – IR)